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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        I consent to the incorporation by reference in the Registration Statement on Form S-4 of First Community Corporation of my report dated October 23, 2003 relating to the consolidated balance sheets of DutchFork Bancshares, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, comprehensive income and cash flows for years then ended.

/s/ CLIFTON D. BODIFORD, CPA Clifton D. Bodiford, CPA

Columbia, South Carolina
June 7, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT